UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2011

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 1-9601

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of principal executive offices)	(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On March 30, 2011, K-V Pharmaceutical Company (the “Registrant”), along with its branded subsidiary, Ther-Rx Corporation (“Ther-Rx”), announced in a press release that by April 1, 2011 it would finalize and announce solutions to public concerns raised regarding the list price of Makena™ (hydroxyprogesterone caproate injection). A copy of this press release is attached hereto as Exhibit 99.1. On April 1, 2011, the Registrant, along with Ther-Rx, announced in a press release important initiatives to reduce the cost of Makena™ and encourage stakeholders to provide timely access to Makena™. A copy of this press release is attached hereto as Exhibit 99.2.

The information in this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are furnished as part of this report:

Exhibit Number	Description

99.1	Press Release dated March 30, 2011, issued by K-V Pharmaceutical Company and Ther-Rx Corporation.

99.2	Press Release dated April 1, 2011, issued by K-V Pharmaceutical Company and Ther-Rx Corporation.

The Registrant will post this Form 8-K on its Internet website at www.kvpharmaceutical.com. References to the Registrant’s website address are included in this Form 8-K and the press releases only as inactive textual references and the Registrant does not intend them to be active links to its website. Information contained on the Registrant’s website does not constitute part of this Form 8-K or the press releases.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2011

K-V PHARMACEUTICAL COMPANY

By:	/s/ Gregory J. Divis, Jr.
Gregory J. Divis, Jr.
President and Chief Executive Officer